QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of KPMG LLC,
Independent Auditors

The Board of Directors
LECG Corporation:

        We consent to the use of our report dated September 10, 2002, with respect to the consolidated statements of operations and cash flows of LECG, Inc. and subsidiaries for the period from January 1, 2000 to September 28, 2000, incorporated herein by reference in this Registration Statement on Form S-8 of LECG Corporation.

/s/ KPMG LLP

Chicago, IL
December 2, 2003

QuickLinks

  Exhibit 23.2
Consent of KPMG LLC, Independent Auditors